Annex A

Executive Officers and Directors

Pinetree Capital Ltd.

Name	Principal Occupation or Employment and Business Address

Sheldon Inwentash Canadian citizen	Director and Chief Executive Officer Pinetree Capital Ltd. The Exchange Tower 130 King Street West, Suite 2500 Toronto, Ontario, M5X 1A9, Canada

Gerry Feldman Canadian citizen	Corporate Development and Chief Financial Officer Pinetree Capital Ltd. The Exchange Tower 130 King Street West, Suite 2500 Toronto, Ontario, M5X 1A9, Canada

Richard Patricio Canadian citizen	Vice President, Legal & Corporate Pinetree Capital Ltd. The Exchange Tower 130 King Street West, Suite 2500 Toronto, Ontario, M5X 1A9, Canada

Bruno Maruzzo Canadian citizen	Director of Pinetree Capital Principal of Technoventure Inc., a business consulting company 800 Petrolia Road, Unit 15 Toronto, Ontario, M3J 3K4, Canada

Peter Harder Canadian citizen	Director of Pinetree Capital Senior Policy Advisor of Frazer Milner Casgrain 99 Bank Street, Suite 1420 Ottawa, Ontario, K1P 1H4, Canada

Ron Perry Canadian citizen	Director of Pinetree Capital Principal of Briolijor Corporation, a business consulting company 28 Appleglen Hudson, Quebec, J0P 1H0, Canada

Paul Parisotto Canadian citizen	Director of Pinetree Capital President of Coniston Investment Corp. 401 Bay Street Suite 2700 P.O. Box 152 Toronto, ON M5H 2Y4, Canada

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Gerry Goldman Canadian citizen	Director of Pinetree Capital Partner of Scwartz Levitsky Feldman, LLP 1167 Caledonia Road Toronto, Ontario, M6A 2X1, Canada

Andrew Fleming Canadian citizen	Director of Pinetree Capital Senior Partner, Ogilvy Renault Royal Bank Plaza, South Tower 200 Bay Street, Sutie 3800 Toronto, Ontario, M5J 2Z4, Canada

Marshall Auerback Canadian citizen	Director of Pinetree Capital Independent Businessman 817 Pearl Street Denver, CO 80203 USA

Pinetree Resource Partnership

Name and Citizenship	Principal Occupation or Employment and Business Address
Sheldon Inwentash Canadian citizen	Authorized Signing Officer of Pinetree Resource Chief Executive Officer of Pinetree Capital Ltd. The Exchange Tower 130 King Street West, Suite 2500 Toronto, Ontario, M5X 1A9, Canada

Gerry Feldman Canadian citizen
Authorized Signing Officer of Pinetree Resource
Corporate Development and Chief Financial Officer of
Pinetree Capital Ltd.
The Exchange Tower
130 King Street West, Suite 2500
Toronto, Ontario, M5X 1A9, Canada

Richard Patricio Canadian citizen	Authorized Signing Officer of Pinetree Resource Vice President, Legal & Corporate of Pinetree Capital Ltd. The Exchange Tower 130 King Street West, Suite 2500 Toronto, Ontario, M5X 1A9, Canada

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Pinetree Capital Investment Corp.

Name	Principal Occupation or Employment and Business Address

Sheldon Inwentash Canadian citizen	Director and President Chief Executive Officer of Pinetree Capital Ltd. The Exchange Tower 130 King Street West, Suite 2500 Toronto, Ontario, M5X 1A9, Canada

Gerry Feldman Canadian citizen	Director and CFO Corporate Development and Chief Financial Officer of Pinetree Capital Ltd. The Exchange Tower 130 King Street West, Suite 2500 Toronto, Ontario, M5X 1A9, Canada

Emerald Capital Corp.

Name	Principal Occupation or Employment and Business Address

Sheldon Inwentash Canadian citizen	Director, President and Secretary-Treasurer of Emerald Capital Chief Executive Officer of Pinetree Capital Ltd. The Exchange Tower 130 King Street West, Suite 2500 Toronto, Ontario, M5X 1A9, Canada

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